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                                                                     EXHIBIT 4.9

SUMMARY OF THE FORMS OF THE SURVEYING AND DESIGN SERVICES AGREEMENTS FOR RAILWAY
   CONSTRUCTION AND THE CONSTRUCTION SERVICES AGREEMENTS FOR THE FOURTH LINE

   SUMMARY OF THE FORM OF SURVEYING AND DESIGN SERVICES AGREEMENTS FOR RAILWAY
                                  CONSTRUCTION

1.   Date of signing: May 15, 2006

2.   Names of projects, contracting parties and prices of agreements

                                                                                  Prices of Agreements
No.   Name of Projects                            Contracting Party/Parties           (RMB10,000)
---   ----------------                            -----------------------------   --------------------
1     Xintang-Pinghu of the Fourth Railway Line   The Fourth Survey & Design              3,172
                                                  Institute of China Railway

2     Guangzhou-Xintang Rural Passenger Line      The Fourth Survey & Design                732
      (K0+796~K2+080, K32+600~K43+900)            Institute of China Railway

3     Guangzhou-Xintang Rural Passenger Line      Guangzhou Institute of the               1270
      (K2+080~K32+600)                            Fourth Survey & Design
                                                  Institute of China Railway

4     Guangzhou-Xintang Rural Passenger Line      China Railway Electrification             238
      Electrification Works                       Survey Design & Research
                                                  Institute

5     Xintang-Pinghu of the Fourth Railway Line   China Railway Electrification             468
      Electrification Works                       Survey Design & Research
                                                  Institute

6     Guangzhou-Xintang Rural Passenger Line      China National Railway Signal             460
      Communication and Signals Works             & Communication Corporation

7     Xintang-Pinghu Rural Fourth Railway Line    China National Railway Signal             657
      Communication and Signals Works             & Communication Corporation

3.   Outline of contracts

     The contracts consist of 11 parts, including the basis on which the contracts are concluded, the sketch of projects and the phases and content of surveying and design, the basis of surveying and design, the basis for documentation, rights and obligations of both parties, breach responsibilities, the delivery of designing document, surveying and design fees and their payment, settlement of dispute, the effect of agreements and others, project management.

4.   Scope of service:

(a)  conducting feasibility studies;

(b) surveying, including preliminary surveying, final surveying and supplemental surveying; and

(b)  design of construction works plans.

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4.   Payment terms:

     A 20% of the contracted sum to be paid within seven days of the agreement becoming effective; a further 20% of the contracted sum to be paid within seven days of the approval of the preliminary design documents; a further 50% of the contracted sum within seven days of the submission of the construction works plans and documents; the remaining 10% to be settled within seven days from completion of the construction works.

           SUMMARY OF THE FORM OF THE CONSTRUCTION SERVICES AGREEMENTS

1.   Date of signing: Date of signing: May 15, 2006

2.   Names of projects, contracting parties and prices of agreements

                                                                                  Prices of Agreements
No.   Name of Projects                            Contracting Party/Parties           (RMB10,000)
---   ----------------                            -----------------------------   --------------------
1     Xintang-Pinghu Segment ZH-4                 China Railway 3rd Bureau             53426.4871
      Construction Services Agreement             Group Corporation Limited)

2     Xintang-Pinghu Segment ZH-6                 China Railway 13th Bureau             52281.162
      Construction Services Agreement             Group Corporation Limited)

3     Guangzhou-Pinghu Segment TXD-7              China Railway 11th Bureau             34898.556
      Construction Services Agreement             Group Electric Engineering
                                                  Corporation Limited; and
                                                  China Railway 25th Bureau
                                                  Group Electric Engineering
                                                  Corporation Limited

4     Guangzhou-Pinghu Segment TXD-8              The Second Engineering               28449.3681
      Construction Services Agreement             Corporation Ltd of China
                                                  Railway Electrification
                                                  Bureau Group

5     Guangzhou-Xintang Segment ZH-3              China Railway 13th Bureau            11141.0722
      Construction Services Agreement             Group Corporation Limited


6     Guangzhou-Xintang Segment ZH-1              China Railway 25th Bureau            19214.2167
      Construction Services Agreement             Group Corporation Limited

7     Guangzhou-Xintang Segment ZH-2              China Railway 18th Bureau            11698.5079
      Construction Services Agreement             Group Corporation Limited

8     Xintang-Pinghu Segment ZH-5                 China Railway 25th Bureau            49687.2047
      Construction Services Agreement             Group Corporation Limited

3.   Outline of contracts

     The contracts consist of 48 parts, including the sketch of projects, time limit for the projects, prices of the projects, quality of projects, designing document, bodies and representatives of both parties at the scene of the projects, the job of Party A, the job of Party B, the scheme of the progress, delay of the start of projects, the extending of project period, the moving up of the start of project,

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examination of project quality, examination and certification of hidden projects, the change of design, the material and equipment provided by Party A, the material and equipment purchased by Party B, the change of agreement prices, down payment for the projects, examination and pricing of construction, payment of project expenses, completion and examination of project, completion final budget and transfer of fixed assets, sub-contract of project, environmental protection, protection of cultural relics, rationalization proposals, construction safety, force majeure, stop and suspense of project, breach, claim, settlement of disputes, supplemental agreements, appendix to agreements, copies of agreements, deposit for fulfilling the agreement, settlement of breaches, bonus fund, contract management, co-ordination and cooperation, the adjustment of project period, agreement files and the sequent of explanation, building of honesty, project management.

3.   Scope of service:

     The contracting parties No. 1, 2, 4, 5, 6 and 7 shall provide such services:

     (1) demolition and relocation;

     (2) construction works, including construction of roadbeds, bridges and culverts, railway tracks, power network and buildings;

     (3) installation works, including installation of power network and other operational equipment; and

     (4) provision of construction tools and equipment.

     The contracting party No. 3 shall provide such services:

     (1) demolition and relocation;

     (2) construction works, including construction of communications and signaling systems, power network and buildings; and

     (3) installation works, including installation of communications and signaling systems and power network.

4.   Payment terms:

     (1) Monthly pre-payment: 30% of the budget for each quarter will be paid to the Contracting Party each month;

     (2) Quarterly and yearly assessment and payment: the balance of any outstanding payment is settled on a quarterly and yearly basis, based on assessment reports submitted by the Contracting Party and approved by the Company;

     (3) Final assessment and payment: 95% of the total contracted sum is settled based on the final assessment report submitted by the Contracting Party and approved by the Company.

     (4) A 5% of the total of each periodic payment is retained and shall be paid in accordance with the terms set out in the Construction Services Agreement, including the satisfaction of the relevant quality standards and completion of procedures for the transfer of the relevant fixed assets.